UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 12, 2013

SEARS HOLDINGS CORPORATION

(Exact name of registrant as specified in charter)

Delaware	000-51217	20-1920798
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3333 Beverly Road Hoffman Estates, Illinois	60179
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (847) 286-2500

(Former name or former address, if changed since last report): Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 12, 2013, the Compensation Committee of the Board of Directors (“Compensation Committee”) of Sears Holdings Corporation (the “Company”) approved the restatement of the Sears Holdings Corporation Annual Incentive Plan (the “AIP”) and the 2013 performance goals, measures, definitions and other particulars under the AIP (together with the AIP, the “2013 AIP”). Also on February 12, 2013, the Compensation Committee approved a new long-term incentive structure, consisting of the Sears Holdings Corporation Long-Term Incentive Program, which was approved on April 27, 2011 (the “LTIP”) and the new Sears Holdings Corporation Cash Long-Term Incentive Plan (the “Cash LTI”). The Compensation Committee also approved 2013 performance goals, measures, definitions and other particulars under the LTIP (together with the LTIP, the “2013 LTIP”) and 2013 particulars under the Cash LTI (together with the Cash LTI, the “2013 Cash LTI”).

The following summaries are qualified in their entirety by reference to the complete text of the applicable documents.

2013 AIP

The AIP provides the opportunity for salaried and certain corporate hourly employees of the Company, including its executive officers, to receive an incentive award equal to a percentage of his or her base salary or a dollar amount subject to the attainment of annual, quarterly and monthly performance goals, as applicable. Awards under the AIP represent the right to receive cash or, at the discretion of the Compensation Committee, shares of the Company’s common stock in lieu of cash or a combination of cash and common stock. The issuance of common stock under the AIP is contingent on the availability of shares of stock under a stockholder approved plan of the Company providing for the issuance of shares in satisfaction of AIP awards.

The AIP provides that, for each performance period, the Compensation Committee will establish in writing the financial performance goals and any particulars or components applicable to each business and the annual incentive opportunity and assignment with respect to each participant. The primary financial performance goals under the 2013 AIP are based on (1) SHC EBITDA (earnings before interest, taxes, depreciation and amortization), (2) business unit or sub-business unit performance goals, or (3) a combination of these goals.

All of the Company’s current executive officers who are named in the summary compensation table of the proxy statement for the Company’s 2012 annual meeting of stockholders (collectively, the “named executive officers”) participate in the 2013 AIP. The current named executive officers are Ronald D. Boire, Executive Vice President, Chief Merchandising Officer and President, Sears Full Line Stores and Kmart Formats; Robert A. Schriesheim, Executive Vice President and Chief Financial Officer; Dane A. Drobny, Senior Vice President, General Counsel and Corporate Secretary; and William K. Phelan, Senior Vice President, Finance.

The incentive opportunity for each of Messrs. Boire and Schriesheim under the 2013 AIP is based solely on SHC EBITDA. The incentive opportunity for each of Messrs. Drobny and Phelan under the 2013 AIP is based on the aggregate performance of the business unit performance goals of certain operating business units and the level of performance of SHC EBITDA. Any payouts under the 2013 AIP will range from 20% of the target incentive award, at threshold level of performance, to 200% of the target incentive award, at maximum level of performance. For SHC EBITDA and the business unit (or sub-business unit) performance goals, the incentive payout percentage between threshold and maximum payout is based on a series of straight-line (linear) interpolations. In addition, any business unit (or sub-business unit) performance measure payout that would be greater than 100% of the target incentive award, based upon the interpolated payout curves mentioned above, will be reduced to 100% if SHC EBITDA performance is below its threshold level. Further, any business unit (or sub-business unit) performance measure payout that is between 50% and 100% of the target incentive award, based upon the interpolated payout curves mentioned above, may be reduced if SHC EBITDA performance (or business unit performance for its applicable sub-business unit) is below its threshold level.

The target award percentage (which is a percentage of base salary) under the 2013 AIP is 150% for Mr. Schriesheim, 150% for Mr. Boire, 75% for Mr. Drobny and 70% for Mr. Phelan.

The Company will pay awards earned under the 2013 AIP to participants no later than the date that is the 15th day of the third month following fiscal year 2013, provided that the participant is actively employed by the Company on the payment date (unless otherwise prohibited by law). Certain additional conditions will apply in order for a participant whose employment with us terminates due to his or her death or disability prior to the payment date. The 2013 AIP also provides that the Company will seek reimbursement from executive officers if the Company’s financial statements or approved financial measures are subject to restatement due to error or misconduct, to the extent permitted by law.

Long-Term Incentive Structure

The LTIP continues to be intended as a performance-based incentive program and the Cash LTI is intended to be a time-based incentive program.

2013 LTIP

As noted above, one component of the new long-term incentive structure is the LTIP, which provides the opportunity generally for salaried employees who hold a position of divisional vice president or higher to receive a long-term incentive award equal to either a percentage of his or her base salary or a dollar amount subject to the attainment of performance goals for a three-year period. Awards under the LTIP represent the right to receive cash or, at the discretion of the Compensation Committee, shares of the Company’s common stock in lieu of cash or a combination of cash and shares upon the achievement of certain performance goals. The issuance of common stock under the LTIP is contingent on the availability of shares of stock under a stockholder approved plan of the Company providing for the issuance of shares in satisfaction of LTIP awards. Messrs. Drobny and Phelan are the only named executive officers who participate in the 2013 LTIP.

Opportunities for participants under the 2013 LTIP are based on 100% SHC LTIP EBITDA or a combination of SHC LTIP EBITDA and business unit performance goals. The performance period for the 2013 LTIP is fiscal years 2013 through 2015. The Compensation Committee determined the level of financial performance for each performance measure, the performance measure or measures to apply to each business, and which performance measure or measures applies to each participating named executive officer. Achievement of the SHC LTIP EBITDA performance goal accounts for 100% of the 2013 LTIP opportunity for each of Messrs. Drobny and Phelan. Threshold, target and maximum goals have been established for all performance measures under the 2013 LTIP.

Under the 2013 LTIP, the threshold level of performance for the SHC LTIP EBITDA measure is 70% of the cumulative three-year SHC LTIP EBITDA target during the performance period. A threshold level of performance will generate a payout at 25% of the 2013 LTIP target opportunity and a target level of performance will generate a payout at 100% of the 2013 LTIP target opportunity. The maximum incentive opportunity under the 2013 LTIP is 200% of the participant’s target award amount.

The Company will pay awards earned under the 2013 LTIP to participants no later than the date that is the 15th day of the third month following our 2015 fiscal year, provided that the participant is actively employed by us on the payment date (unless otherwise prohibited by law). In addition, LTIP provides that the Company will seek reimbursement from executive officers if the Company’s financial statements or approved financial measures are subject to restatement due to error or misconduct, to the extent permitted by law.

Cash LTI and 2013 Cash LTI

The second component of the long-term incentive structure is the Cash LTI. Awards under the Cash LTI are designed to constitute a percentage of a participant’s overall long-term incentive opportunity. The Cash LTI provides the opportunity for salaried employees who hold a position of divisional vice president or higher to receive a long-term incentive payout, provided that the participant is actively employed by the Company on the vesting date, which is the April 1st following the end of a service period. Awards under the Cash LTI represent the right to receive cash as soon as administratively feasible after the vesting date but in no case later than the date that is the 15th day of the third month following the last day of the relevant service period. The service period for the 2013 Cash LTI is fiscal years 2013 through 2015. Messrs. Drobny and Phelan are the only named executive officers who participate in the 2013 Cash LTI.

Target Award Percentages and Certain Additional Conditions

The total long-term incentive target award percentage (which is a percentage of base salary) for Mr. Drobny is 150%, with 112.5% awarded under the 2013 LTIP and 37.5% awarded under the 2013 Cash LTI. The total long-term incentive target award percentage for Mr. Phelan is 100%, with 75% awarded under the 2013 LTIP and 25% awarded under the 2013 Cash LTI.

Certain additional conditions will apply in order for a participant whose employment with the Company terminates due to his or her death or disability prior to the payment date.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1	Sears Holdings Corporation Annual Incentive Plan (Amended and Restated Effective February 12, 2013)

10.2	2013 Additional Definitions under Sears Holdings Corporation Annual Incentive Plan

10.3	2013 Additional Definitions under Sears Holdings Corporation Long-Term Incentive Program

10.4	Sears Holdings Corporation Cash Long-Term Incentive Plan (Effective February 12, 2013)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SEARS HOLDINGS CORPORATION

By:	/s/ Robert A. Riecker
Robert A. Riecker Vice President, Controller and Chief Accounting Officer

Date: February 19, 2013

Exhibit Index

10.1	Sears Holdings Corporation Annual Incentive Plan (Amended and Restated Effective February 12, 2013)

10.2	2013 Additional Definitions under Sears Holdings Corporation Annual Incentive Plan

10.3	2013 Additional Definitions under Sears Holdings Corporation Long-Term Incentive Program

10.4	Sears Holdings Corporation Cash Long-Term Incentive Plan (Effective February 12, 2013)